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                                                                 Exhibit 4.4

                                                                COMMON STOCK
                                                    PAR VALUE $.01 PER SHARE
                                                           CUSIP 02316A 10 2


NUMBER                                                                SHARES

AMBASSADOR APARTMENTS INC.

Incorporated under the laws                          See Reverse for certain
of the State of Maryland                             definitions

This Certifies that

is owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF
Ambassador Apartments Inc. transferable on the books of the Corporation in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

President

Secretary

[AMBASSADOR APARTMENTS INC. CORPORATE SEAL 1994 MARYLAND]

Countersigned and registered:

AMERICAN STOCK TRANSFER & TRUST COMPANY
(NEW YORK, NEW YORK)
Transfer Agent and Registrar

By

Authorized Officer                                      [Picture of woman]

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                          AMBASSADOR APARTMENTS INC.


        The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Corporations's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Articles of Incorporation, no Person may (i) Beneficially or Constructively Own shares of Common Stock in excess of 9.9% of the outstanding Common Stock; (ii) Beneficially or Constructively Own shares of Capital Stock which have an aggregate value greater than 9.9% of the total outstanding Capital Stock; (iii) Beneficially or Constructively Own shares of Common Stock that would result in the Corporation being "closely held" under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; or (iv) Transfer or Acquire shares of Common Stock if such Transfer or Acquisition would result in the Capital Stock of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own shares of Common Stock in violation of the above restrictions must immediately notify the Corporation. If any of the restrictions on Transfer or ownership applicable to Common Stock are violated, the shares of Common Stock represented hereby will be automatically exchanged for shares of Excess Common Stock which will be held in trust by the Corporation or in certain circumstances will be automatically repurchased by the Corporation. Excess Common Stock has no dividend rights and no voting rights, and the Corporation has a right to acquire Excess Common stock under certain circumstances. In addition, the Corporation may repurchase shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restriction set forth in the Articles of Incorporation shall be void ab initio. The Corporation will furnish to the holder hereof upon request and without charge a complete written statement of the terms and conditions of each class of Capital Stock. All capitalized terms in this legend have the meanings defined in the Articles of Incorporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each holder of Common Stock who so requests.

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - ___________________ Custodian__________________________
                                 (Cust)                             (Minor)
under Uniform Gifts to Minors
Act _________________________
             (State)

   Additional abbreviations may also be used though not in the above list.


For value received, ______________________________________ hereby sell, assign and transfer unto

Please insert social security or other
identifying number of assignee


______________________________

________________________________________________________________________________
 (Please print or typewrite name and address, including zip code, of assignee)
________________________________________________________________________________

________________________________________________________________________________

_________________________________________________________________________shares of the capital stock represented by the within certificate, and do hereby irrevocably constitute and appoint ________________________________ Attorney to transfer the said stock on the books of the within named Corporation with full power substitution in the premises.


                                   _______________________________________
Dated _______________________      Notice:  The signature to this assignment
                                            must correspond with the name
                                            as written upon the face of the
                                            certificate in every particular,
                                            without alteration or enlargement
                                            or  any change whatever.